UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (date of earliest event reported): June 13, 2008

Worldwide Biotech and Pharmaceutical Company
(Exact name of small business issuer as specified in its charter)

Delaware	01-06914	59-0950777
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4 Fenghui South Road, Jie Zuo Mansion, 15th Floor, A10-11501,
Xi’an, Shaanxi, P.R. China, 710075
(Address of principal executive offices)

86-29-88193339
(Registrant telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4: Matters Related to Accountants and Financial Statements

Item 4.01. Changes in Registrant's Certifying Accountant

(1)	Previous Independent Registered Public Accounting Firm.

(a)	On June 13, 2008, Worldwide Biotech & Pharmaceutical Company (“Registrant”) dismissed Li & Company, PC (“Li & Company”) as its independent registered public accounting firm.
(b)
The report of Li & Company on the consolidated financial statements of the Registrant as of December 31, 2007 and for the year then ended, which was the only fiscal year that Li & Company reported on our consolidated financial statements, did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles other than an explanatory paragraph as to a going concern.

(c)	The decision to change accountants was approved by the Board of Directors of the Registrant on June 13, 2008.
(d)
During the Registrant’s most recent year and the subsequent interim periods through June 13, 2008, there were no disagreements with Li & Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Li & Company, would have caused it to make reference thereto in its reports on the financial statements for such year.

(e)
On June 17, 2008, the Registrant provided Li & Company with a copy of a Current Report on Form 8-K and requested that it furnish the Registrant with a letter addressed to the Securities & Exchange Commission stating whether it agrees with the above statements. A copy of such letter was attached as Exhibit 16.1 to the Current Report on Form 8-K filed with the Commission on June 27, 2008, and an updated version is attached as Exhibit 16.1 hereto.

(2)   New Independent Registered Public Accounting Firms.

On June 13, 2008, the Registrant engaged Parker Randall CF (H.K.) CPA Limited of Room 201, 2/F, Two Grand Tower, 625 Nathan Road, Kowloon, Hong Kong to review the consolidated balance sheet as of June 30, 2008 and the related consolidated statements of operations and comprehensive income, stockholders equity, and cash flows (“financial statements”) for the period then ended. Parker Randall CF (H.K.) CPA Limited was also to review the Registrant’s quarterly financial information for the third quarter ending September 2008. For the period commencing with the most recent two fiscal years and ending on the subsequent interim period preceding the engagement of Parker Randall (H.K.) CPA Limited on June 13, 2008, the Registrant did not consult with Parker Randall CF (H.K.) CPA Limited regarding the application of accounting principles to any contemplated or completed transactions nor the type of audit opinion that might be rendered on the Registrant’s financial statements, and neither written or oral advice was provided that would be an important factor considerer by the company in reaching a decision as to an accounting, auditing or financial reporting issue.

By letter dated June 30, 2008, the Commission notified the Registrant that Parker Randall CF (H.K.) CPA Limited was not recognized to practice before it. As a result, the Board of Directors dismissed Parker Randall CF (H.K.) CPA on August 5, 2008, and engaged Kempisty & Company Certified Public Accountants, P.C. In connection with its short engagement, Parker Randall CF (H.K.) CPA has not reported on any financial statements of the Registrant. Accordingly, there were no reports on our consolidated financial statements that contained an adverse opinion or disclaimer of opinion or that were qualified or modified as to uncertainty, audit scope or accounting principles.

In addition, during the Registrant’s most recent year and the subsequent interim periods through August 5, 2008, there were no disagreements with Parker Randall CF (H.K.) CPA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Parker Randall CF (H.K.) CPA, would have caused it to make reference thereto in its reports on the financial statements for such year.

On August 5, 2008, the Registrant provided Parker Randall CF (H.K.) CPA Limited with a copy of this Current Report on Form 8-K/A and requested that it furnish the Registrant with a letter addressed to the Securities & Exchange Commission stating whether it agrees with the above statements. A copy of such letter is attached as Exhibit 16.2 hereto.

On August 5, 2008, Kempisty & Company Certified Public Accountants, P.C. of 15 Maiden Lane, Suite 1003 New York, New York 10038 was engaged to review the consolidated balance sheet as of June 30, 2008 and the related consolidated statements of operations and comprehensive income, stockholders equity, and cash flows (“financial statements”) for the period then ended. Kempisty & Company Certified Public Accountants, P.C. will also review the Company’s quarterly financial information for the third quarter ending September 2008 and audit the Registrant’s financial statements for the year ended December 31, 2008. For the period commencing with the most recent two fiscal years and ending on the subsequent interim period preceding the engagement of Kempisty & Company Certified Public Accountants, P.C. on August 5, 2008, the Registrant has not consulted with Kempisty & Company Certified Public Accountants, P.C. regarding the application of accounting principles to any contemplated or completed transactions nor the type of audit opinion that might be rendered on the Registrant’s financial statements, and neither written or oral advice was provided that would be an important factor considered by the Registrant in reaching a decision as to an accounting, auditing or financial reporting issues.

Section 9: Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description
16.1	Letter of Li & Company, PC dated August 8, 2008 to the Securities and Exchange Commission
16.2	Letter of Parker Randall CF (H.K.) CPA Limited dated August 5, 2008 to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Worldwide Biotech and Pharmaceutical Company (Registrant)

Date: August 8, 2008                                             By: /s/ Wenxia Guo
Wenxia Guo
President and Chief Executive Officer